UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 1, 2007

Principal Life Insurance Company
on behalf of Principal Life Income Fundings Trust 1
(Exact name of registrant as specified in its charter)

Iowa (State or other jurisdiction of incorporation)	333-110499-01 (Commission File Number)	42-0127290 (IRS Employer Identification No.)

711 High Street, Des Moines, Iowa (Address of principal executive offices)	50392-0001 (Zip Code)
Registrant’s telephone number, including area code: (515) 247-1111
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
The report regarding the October 1, 2007 interest payment to the holders of the notes issued by Principal Life Income Fundings Trust 1 has been amended to include the payment of Indenture Trustee compensation made during the distribution period. The revised report is attached as an Exhibit to this Form 8-K/A. Please see Item 9.01(d), Exhibit 99.1 for the related information.
The Trust’s assets consist of a Funding Agreement issued by Principal Life Insurance Company (“Principal Life”) and a Guarantee issued by Principal Financial Group, Inc. (“PFG”) which fully and unconditionally guarantees the payment obligations of Principal Life under the Funding Agreement. PFG is subject to the informational requirements of the Securities Act of 1934, and in accordance with those requirements files periodic and current reports and other information (including financial information) with the Securities and Exchange Commission (“SEC”). You can read and copy any reports or other information PFG files at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also request copies of PFG’s documents upon payment of a duplicating fee, by writing the SEC’s public reference room. You can obtain information regarding the public reference room by calling the SEC at 1-800-SEC-0330. PFG’s filings are available to the public from commercial document retrieval services or over the internet at http://www/sec/gov.
Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits

Exhibit 99.1	Amended Indenture Trustee’s report in respect of the October 1, 2007 payment to holders of the notes issued by the Principal Life Income Fundings Trust 1

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Principal Life Insurance Company (Depositor)
Date: January 17, 2008	/s/ Christopher J. Henderson
	Name:	Christopher J. Henderson
	Title:	Vice President & Associate General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 99.1	Amended Indenture Trustee’s report in respect of the October 1, 2007 payment to holders of the notes issued by the Principal Life Income Fundings Trust 1